UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2010

MACATAWA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of Incorporation)	000-25927 (Commission File Number)	38-3391345 (I.R.S. Employer Identification No.)

10753 Macatawa Drive, Holland, Michigan (Address of principal executive offices)	49424 (Zip Code)

(616) 820-1444
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last year)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.01          Completion of Acquisition or Disposition of Assets.

On May 19, 2010, Macatawa Bank Corporation (the "Company") completed the disposition of nearly all of the municipal, corporate and U.S. agency securities in the Company's available-for-sale investment portfolio through sales in the open market. These investment securities were comprised of approximately $46.9 million in municipal securities with an average yield of 4.15% and an average life of 3.5 years, $5.2 million in corporate securities with an average yield of 2.94% and an average life of 2.6 years, and $50.2 million in U.S. agency securities with an average yield of 3.84% and an average life of 1.1 years. The Company realized a net gain of approximately $2.7 million from the sale of the securities.

The Company carried out these dispositions as part of an overall strategy to increase its regulatory capital ratios. The Company intends to utilize the majority of the proceeds from these dispositions to purchase U.S. Treasury bills and Government National Mortgage Association mortgage-backed securities, effectively repositioning most of its securities portfolio into asset types requiring less regulatory risk-based capital. The realized gains and the repositioning of the securities portfolio are expected to increase the total risk-based capital ratio of the Company's subsidiary, Macatawa Bank, by between 29 and 33 basis points depending upon how the proceeds are actually reinvested. This increase in the total risk-based capital ratio is approximately equivalent to the increase in capital ratios that would have resulted from a $4.3 million to $4.8 million increase in shareholders' equity. The realized gains are expected to increase Macatawa Bank's ratio of Tier 1 capital as percent of its total assets by approximately 16 basis points.

Item 4.01          Changes in Registrant's Certifying Accountant.

On May 20, 2010, the Company selected and appointed BDO Seidman, LLP ("BDO Seidman") as its independent registered public accounting firm for the remainder of 2010, subject to completion of BDO Seidman's client acceptance procedures.

Crowe Horwath LLP ("Crowe Horwath") served as the Company's independent auditors for the year ended December 31, 2009. This engagement ended with the filing of the Company's Form 10-K Annual Report and was not renewed. Crowe Horwath was engaged during 2010 for the limited purpose of performing a review of the unaudited quarterly financial statements included in the Company's Form 10-Q Quarterly Report for the quarter ended March 31, 2010. The selection of BDO Seidman followed a request for proposals process conducted by the Company during 2009 and 2010. The selection and engagement of BDO Seidman was recommended and approved by the Company's Audit Committee, which is comprised entirely of independent directors.

In connection with the audit of the Company's financial statements for the year ended December 31, 2009, two "disagreements" (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K issued under the Securities Exchange Act of 1934, and its related instructions) between the Company and Crowe Horwath occurred. The first disagreement related to the amount of the provision for loan losses for the fourth quarter of 2009. This disagreement was resolved to the satisfaction of Crowe Horwath.

The second disagreement related to the inclusion by Crowe Horwath of a going concern paragraph in its opinion on its audit of the Company's consolidated financial statements as of and for the year ended December 31, 2009. Additional information about this disagreement may be found in (i) the Company's Annual Report on Form 10-K for the year ended December 31, 2009 in Item 8 under the heading "Report of Independent Registered Public Accounting Firm" and under Note 2 to the consolidated financial statements; and (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 in Part I, Item 1 under Note 2 to the consolidated financial statements (unaudited). This information is here incorporated by reference.

The Audit Committee discussed the subject matter of the disagreements with Crowe Horwath. The Company has authorized Crowe Horwath to respond fully to the inquiries of BDO Seidman concerning the subject matter of the disagreements.

Other than the disagreements described above, during the two years ended December 31, 2009 and 2008 and through May 20, 2010, there were no other "disagreements" (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K issued under the Securities Exchange Act of 1934, and its related instructions) between the Company and Crowe Horwath on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Crowe Horwath, would have caused Crowe Horwath to make reference to the subject matter of the disagreement in connection with its reports.

Crowe Horwath's reports on the Company's financial statements as of and for the years ended December 31, 2009 and December 31, 2008 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for the going concern paragraph in its opinion on its audit of the Company's consolidated financial statements as of and for the year ended December 31, 2009 described above.

During the course of the audit procedures for 2009, Crowe Horwath identified certain deficiencies in the Company's credit administration practices and allowance for loan losses determination process. Crowe Horwath concluded that these control deficiencies constituted a "material weakness" in internal control over financial reporting at December 31, 2009. The Chief Executive Officer and Chief Financial Officer of the Company also concluded that the control deficiencies constituted a material weakness in internal control over financial reporting at December 31, 2009. Additional information about this material weakness may be found in (i) the Company's Annual Report on Form 10-K for the year ended December 31, 2009 in Item 9A; and (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 in Part I, Item 4. This information is here incorporated by reference. The Audit Committee discussed this event with Crowe Horwath. The Company has implemented improved controls intended to remediate this weakness. However, as of the date of this report, improved controls have not been in operation long enough to measure their operating effectiveness and accordingly the material weakness has not been resolved to the satisfaction of Crowe Horwath. The Company has authorized Crowe Horwath to respond fully to the inquiries of BDO Seidman concerning this matter.

Other than the material weakness described above, during the two years ended December 31, 2009 and 2008 and through May 20, 2010, there were no "reportable events" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K issued under the Securities Exchange Act of 1934, and its related instructions) between the Company and Crowe Horwath.

During the two years ended December 31, 2009 and 2008 and through May 20, 2010, the Company did not consult with BDO Seidman regarding the application of accounting principles to a specified transaction (either completed or proposed), the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was the subject of a disagreement or reportable event.

Macatawa provided Crowe Horwath with a copy of the information disclosed under this Item 4.01 and requested that Crowe Horwath furnish Macatawa a letter addressed to the Commission stating whether it agrees with the statements made by Macatawa under this Item 4.01 and, if not, stating the respects in which it does not agree. At the time of filing of this report, Crowe Horwath had not yet provided such letter to Macatawa. Upon receipt of such letter, Macatawa will file it with the Commission in compliance with Item 4.01 of Form 8-K by amendment to this report.

* * *

CAUTIONARY STATEMENT: This report contains and incorporates by reference forward-looking statements that are based on management's current beliefs, expectations, plans and intentions. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to the effects of sales of investment securities, future regulatory capital levels and our ability to continue as a going concern. Our ability to fully comply with our Consent Order, improve regulatory capital ratios, successfully implement new programs and initiatives, increase efficiencies, address regulatory issues, improve internal controls over financial reporting, maintain our current level of deposits and other sources of funding, respond to declines in collateral values and credit quality, and improve profitability is not entirely within our control and is not assured. Failure to comply with the agreements in our Consent Order could result in further regulatory action which could have a material adverse effect on Macatawa Bank Corporation and its shareholders. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extend, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Macatawa Bank Corporation does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2009 and in "Part II, Item 1A - Risk Factors" of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2010	MACATAWA BANK CORPORATION

	By	/s/ Jon W. Swets
Jon W. Swets Chief Financial Officer